                          Exhibit 4.2 follows (PB 0164)

NUMBER                                                                 SHARES



                                                      See Reverse For
                                                    Certain Definitions



See restrictive legend
on reverse of certificate                            CUSIP 741570 30 3

                            PRIME RETAIL, INC.

               INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND


This Certifies that

is the record holder of



      FULLY PAID AND NON-ASSESSABLE SHARES OF 8.5% SERIES B CUMULATIVE PARTICIPTATING CONVERTIBLE PREFERRED STOCK, PAR VALUE $.01 PER SHARE OF

-------------------------------PRIME RETAIL, INC.-----------------------------

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon the surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of the duly authorized officers.

                            CERTIFICATE OF STOCK

Dated

Michael W. Reschke                                        C. Alan Schroeder
    Chairman of the Board                                       Secretary

Abraham Rosenthal
   Chief Executive Officer

William H. Carpenter, Jr.
   President, Chief Operating Officer


                           PRIME RETAIL, INC.

                                 [SEAL]

                                 MARYLAND

                                PRIME RETAIL, INC.

The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Amended and Restated Articles of Incorporation, no Person may (i) Beneficially Own shares of the Corporation's Series B Preferred Stock or Common Stock in excess of 9.9% of the outstanding Series B Preferred Stock or Common Stock, as the case may be of the Corporation; or (ii) Beneficially Own Series B Preferred Stock or Common Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code. Any Person who Beneficially Owns or attempts to Beneficially Own shares of Series B Preferred Stock or Common Stock which causes or will cause a Person to Beneficially Own shares of Series B Preferred Stock or Common Stock in excess of the above limitations must immediately notify the Corporation. Any Transfer of shares of Series B Preferred Stock in violation of the limitations set forth in the Corporation's Amended and Restated Articles of Incorporation shall be void ab initio. If the restrictions on Transfer are violated, the shares of Series B Preferred Stock represented hereby will be automatically exchanged for shares of Excess Series B Preferred Stock which will be held in trust by the Corporation. Also, the corporation has the authority to issue stock of more than one class, including preferred stock and stock that may be issued in special classes or series. All capitalized terms in this legend have the meanings defined in the Corporation's Amended and Restated Articles of Incorporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and the terms of the preferences, conversion and other rights, voting powers restrictions, limitations as to dividends, qualifications, and terms of redemption of the authorized classes and series and the authority of the board of directors to act relative rights and preferences of subsequent series will be sent without charge to each holder of Series B Preferred Stock who so requests.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in             UNIF GIFT MIN ACT---_______Custodian______
        common                                        (Cust)         (Minor)
TEN ENT-as tenants by the entireties             under Uniform Gifts to Minors
JT TEN- as joint tenants with right of
        survivorship and not as tenants          Act________________
        in common                                        (State)

      Additional abbreviations may also be used though not in the above list.

For value received, ___________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE


_______________________________________

_______________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS. INCLUDING ZIP CODE, OF ASSIGNEE)

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________  shares of the capital stock represented by the within Certificates, and do hereby irrevocably constitute and appoint

___________________________________________________________________ Attorney to
transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated____________________________________


                                      ________________________________________
                                      Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.








_______________________________________________________________________________
THIS SPACE MUST NOT BE COVERED IN ANY WAY